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                                                                     Exhibit 23

                        Consent of Independent Auditors'

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                                                                      Exhibit 23

                        Consent of Independent Auditors'

The Board of Directors
SEI Investments Company:

We consent to the incorporation by reference in the registration statement (No. 333-41343) on Form S-8 of SEI Investments Company of our report dated June 21, 2002, with respect to the statement of net assets available for benefits of the SEI Investments Capital Accumulation Plan as of December 31, 2001, and the related statement of changes in net assets available for benefits for the year then ended, and related schedule, which report appears in the December 31, 2001 annual report on Form 11-K of the SEI Investments Capital Accumulation Plan.

                                                 KPMG LLP

Philadelphia, Pennsylvania
June 26, 2002